As filed with the U.S. Securities and Exchange Commission on June 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	31-1455414
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2400 Old Milton Pkwy., Box 1353
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan

(Full title of the plan)

Thomas J. Gibson

Senior Vice President, Chief Financial Officer

2400 Old Milton Pkwy., Box 1353

Alpharetta, Georgia 30009

(888) 997-8732

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

David W. Ghegan

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street NE, Suite 3000

Atlanta, Georgia 30305

(404) 885-3139

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Streamline Health Solutions, Inc. (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (as amended, the “2013 Plan”).

On June 7, 2022, at the Company’s annual meeting of stockholders, the Company’s stockholders voted affirmatively to amend the 2013 Plan to increase the number of shares of Common Stock issuable under the 2013 Plan from 8,223,246 to 10,223,246.

The Company previously registered (i) 2,000,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on August 4, 2021 (Reg. No. 333-258445), (ii) 1,000,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on September 12, 2019 (Reg. No. 333-233728), (iii) 300,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on October 13, 2017 (Reg. No. 333-220953), (iv) 1,600,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on December 24, 2015 (Reg. No. 333-208752), and (v) 2,000,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on May 22, 2013 (Reg. No. 333-188764) (collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended, or superseded by the information set forth herein.

Part II — Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this registration statement as of their respective dates of filing:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed on April 28, 2022;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022, filed on June 9, 2022;

(c)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on May 9, 2022, that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2022;

(d)	The Company’s Current Reports on Form 8-K filed on February 17, 2022, March 28, 2022, June 3, 2022, and June 8, 2022; and

(f)	The description of the Company’s Common Stock included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed on April 28, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of Streamline Health Solutions, Inc., as amended through May 24, 2021 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 24, 2021)

3.2	Certificate of Amendment of Certificate of Incorporation of Streamline Health Solutions, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 24, 2021)

3.3	Certificate of Amendment of Certificate of Incorporation of Streamline Health Solutions, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 8, 2022)

4.1	Amended and Restated Bylaws (as amended through March 28, 2014) of Streamline Health Solutions, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 3, 2014)

5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1*	Consent of FORVIS, LLP (successor to Dixon Hughes Goodman LLP)

23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1

Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 22, 2019)

99.2	Amendment No. 1 to Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 24, 2021)

99.3

Amendment No. 2 to Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 8, 2022)

107*	Filing Fees Exhibit

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, State of Georgia, on June 22, 2022.

Streamline Health Solutions, Inc.

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Senior Vice President,
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wyche T. (“Tee”) Green, III and Thomas J. Gibson, each as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2022.

Signature	Title

/s/ Wyche T. (“Tee”) Green, III	President, Chief Executive Officer and Chairman of the Board
Wyche T. (“Tee”) Green, III	(Principal Executive Officer)

/s/ Thomas J. Gibson	Senior Vice President and Chief Financial Officer
Thomas J. Gibson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jonathan R. Phillips	Director
Jonathan R. Phillips

/s/ Judith E. Starkey	Director
Judith E. Starkey

/s/ Kenan H. Lucas	Director
Kenan H. Lucas

/s/ Justin J. Ferayorni	Director
Justin J. Ferayorni